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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of the name Troy-Ikoda Limited and of references to Troy-Ikoda Limited and to the inclusion of and references to our report, or information contained therein, dated 11/th/ March 2003, prepared for ATP Oil & Gas (UK) Limited in the ATP Oil & Gas Corporation annual report on Form 10-K for the year ended 31/st/ December 2002, and the incorporation by reference to the report prepared by Troy-Ikoda Limited into ATP Oil & Gas Corporation's previously filed Registration Statements on Form S-1 (No. 333-46034) and on Form S-8 (No. 333-60762).


                                         Troy-Ikoda Limited

31/st/ January 2003